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EXHIBIT 11

                          CHARTER ONE FINANCIAL, INC.
                       COMPUTATION OF PER SHARE EARNINGS

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                                              THREE MONTHS ENDED            TWELVE MONTHS ENDED
                                          ---------------------------   ---------------------------
                                            12/31/01       12/31/00       12/31/01       12/31/00
                                          ------------   ------------   ------------   ------------
                                                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

BASIC EARNINGS PER SHARE(1):

Weighted average number of common
   shares outstanding .................    224,524,427    218,367,756    221,473,731    224,397,762
                                          ============   ============   ============   ============
Net income ............................   $    135,079   $    109,374   $    500,714   $    433,962
                                          ============   ============   ============   ============
Basic earnings per share ..............   $        .60   $        .50   $       2.25   $       1.93
                                          ============   ============   ============   ============

DILUTED EARNINGS PER SHARE(1):

Weighted average number of common
   shares outstanding .................    224,524,427    218,367,756    221,473,731    224,397,762
Add common stock equivalents for shares
   issuable under stock option plans ..      5,398,191      4,514,013      5,558,149      4,073,501
                                          ------------   ------------   ------------   ------------
Weighted average number of common and
   common equivalent shares
   outstanding ........................    229,922,618    222,881,769    227,031,880    228,471,263
                                          ============   ============   ============   ============
Net income ............................   $    135,079   $    109,374   $    500,714   $    433,962
                                          ============   ============   ============   ============
Diluted earnings per share ............   $        .59   $        .49   $       2.21   $       1.90
                                          ============   ============   ============   ============

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(1)      Restated to reflect the 5% stock dividend issued September 28, 2001.